UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 6, 2015

(Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 6, 2015, Gas Natural Inc. (“Gas Natural”) entered into a Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Note”) with NIL Funding Corporation (“NIL Funding”). Pursuant to the Note and Loan Agreement, NIL Funding made a single loan to Gas Natural in the principal amount of $5 million, bearing an interest rate of seven and one-half percent (7.5%) per annum, and a maturity date of October 3, 2015. The Note and Loan Agreement are subject to other customary loan covenants and default provisions. In an event of default, as defined under the Loan Agreement, NIL Funding may, at its option, require us to immediately pay the outstanding principal balance of the Note as well as any and all interest and other payments due or convert any part of the amounts due and unpaid to shares of Gas Natural’s common stock, $0.15 par value per share, at a conversion price of 95% of the previous day’s closing price on the NYSE MKT.

Gas Natural has used the proceeds from this loan, in part, to repay an intercompany payable owed to Energy West, Incorporated. On November 24, 2014, the Montana Public Service Commission (the “MPSC”) issued an order directing, in part, that Energy West require Gas Natural to repay an intercompany payable to Energy West, which is currently $2.2 million, by December 24, 2014. In its deliberations, the commission acknowledged the potential impracticability of ensuring the full repayment by December 24, 2014. From the date of the order, Energy West has made monthly compliance filings updating the staff of the MPSC of its progress to obtain funds to repay the intercompany payable.

NIL Funding is an affiliate of The InterTech Group, Inc. (“InterTech”). The Chairperson and Chief Executive Officer of InterTech, Anita G. Zucker, beneficially owns 940,000 shares, or 8.96%, of Gas Natural’s outstanding common stock, as of February 9, 2015. A member of Gas Natural’s Board of Directors, Michael Bender, also currently serves as Director, Corporate Secretary, and Corporate Counsel of InterTech.

The foregoing description of the Loan Agreement and Note is not complete and is qualified in its entirety by reference to the full and complete terms of the Loan Agreement and Note, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Loan Agreement, dated as of April 6, 2015, by and among NIL Funding Corporation and Gas Natural Inc.

10.02	Note, dated April 6, 2015, in the original principal amount of $5 million, issued by Gas Natural Inc. to NIL Funding Corporation.

99.1	Press Release dated April 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: April 10, 2015